Accenture Reports Fourth-Quarter and Full-Year Fiscal 2025 Results

Accenture’s fiscal 2025 revenues, adjusted EPS and free cash flow come in ahead of Company’s expectations; Early AI investments help drive strong fiscal 2025 results

NEW YORK; September 25, 2025 — Accenture (NYSE: ACN) reported financial results for the fourth quarter and full fiscal year ended August 31, 2025.
All comparisons are to the fourth quarter and full fiscal year 2024, unless noted otherwise.

Accenture Chair and CEO Julie Sweet
“I am very pleased with our 7% growth in fiscal 2025, demonstrating our unique ability to deliver for our clients as they seek our help to reinvent and lead with AI. As clients continue to embrace reinvention to create value and drive financial results and business outcomes, they need help to build their digital core, prepare data and reimagine processes, all while training their people to work in entirely new ways. This is what Accenture does best and our strong results this year clearly illustrate our impact. I am grateful to the Reinventors of Accenture who bring their unique talents, together with our proprietary tools and leading partnerships, to bear as we deliver value to our clients with certainty and speed.”

Fourth Quarter and Full Year Fiscal 2025 Key Metrics

•New bookings of $21.3 billion for the quarter and $80.6 billion for the year
•Generative AI new bookings of $1.8 billion for the quarter and $5.9 billion for the year
•Revenues of $17.6 billion for the quarter, an increase of 7% in U.S. dollars and 4.5% in local currency; and $69.7 billion for the year, an increase of $4.8 billion or 7% in both U.S. dollars and local currency
•Fourth quarter GAAP operating margin of 11.6%, a decrease of 270 basis points; adjusted[1] operating margin of 15.1%, an increase of 10 basis points
•Full year GAAP operating margin of 14.7%, a decrease of 10 basis points; adjusted operating margin of 15.6%, an increase of 10 basis points
•Fourth quarter GAAP diluted EPS of $2.25, a 15% decrease; adjusted EPS of $3.03, a 9% increase
•Full year GAAP diluted EPS of $12.15, a 6% increase; adjusted EPS of $12.93, an 8% increase
•Free cash flow of $3.8 billion for the quarter and $10.9 billion for the year

Fiscal Year 2026 Business Outlook Highlights

•Company expects full-year revenue growth of 2% to 5% in local currency; excluding a 1% to 1.5% impact from its U.S. federal business, company expects revenue growth of 3% to 6% in local currency
•Expects full-year GAAP diluted EPS of $13.19 to $13.57, a 9% to 12% increase; expects full-year adjusted EPS of $13.52 to $13.90, a 5% to 8% increase
•Company expects to return at least $9.3 billion in cash to shareholders in fiscal year 2026

1Adjusted financial measures presented in this release are non-GAAP financial measures that exclude business optimization costs recorded during the fourth quarter of fiscal 2025 and during fiscal 2024, as further described in this release.

Q4 FY25 Financial Review

Q4 New Bookings

New bookings for the fourth quarter of fiscal 2025 were $21.31 billion, an increase of 6% in U.S. dollars and 3% in local currency over the fourth quarter of fiscal 2024, with a book-to-bill of 1.2.
•Consulting new bookings were $8.87 billion.
•Managed Services new bookings were $12.44 billion.

Q4 Revenues

Revenues for the fourth quarter of fiscal 2025 were $17.60 billion, an increase of 7% in U.S. dollars and 4.5% in local currency, and were at the top end of the company’s guided range of $17.0 billion to $17.6 billion, or 1% to 5% growth in local currency. Revenues reflect a foreign-exchange impact of approximately positive 2.5%, consistent with the assumption provided in the company’s third-quarter earnings release.

Q4 Revenues by Type of Work

	Revenues (in billions)	Increase (Decrease) from Q4 FY24
		U.S. Dollars	Local Currency
Consulting	$8.77	6%	3%
Managed Services	$8.82	8%	6%
Total	$17.60	7%	4.5%

Q4 Revenues by Geographic Market

	Revenues (in billions)	Increase (Decrease) from Q4 FY24
		U.S. Dollars	Local Currency
Americas[2]	$8.80	5%	5%
EMEA	$6.20	10%	3%
Asia Pacific[2]	$2.60	11%	6%
Total	$17.60	7%	4.5%

Q4 Revenues by Industry Group

	Revenues (in billions)	Increase (Decrease) from Q4 FY24
		U.S. Dollars	Local Currency
Communications, Media & Technology	$2.95	7%	5%
Financial Services	$3.32	15%	12%
Health & Public Service	$3.56	(1)%	(3)%
Products	$5.38	9%	5%
Resources	$2.39	8%	5%
Total	$17.60	7%	4.5%
Amounts in tables may not total due to rounding.
2During the first quarter of fiscal 2025, our Latin America market unit moved from Growth Markets to North America. With this change, North America became the Americas market and Growth Markets became the Asia Pacific market. Prior period amounts have been reclassified to conform with the current period presentation.

Q4 FY25 Financial Review

The company expects to increase its overall number of employees in FY26 across its markets, including in the US and countries in Europe, reflecting the demand it sees in its business. In addition to continuing to hire, the company is implementing a refreshed three-pronged talent strategy to meet current and future client demand: including investing in upskilling people, which is its primary focus; exiting people in a compressed timeline where reskilling is not a viable path for the skills it needs; and identifying areas to drive even more operating efficiencies in its business, including through AI. In Q4 FY25, the company initiated a six-month business optimization program and recorded a charge of $615 million. The company also expects to record approximately $250 million in Q1 FY26 for a total of approximately $865 million over the six-month period. This reflects severance costs associated with this talent strategy, as well as the impairment of assets, primarily related to the divestiture of two acquisitions that are no longer aligned with the company’s strategic priorities. These actions will result in cost savings, which will be reinvested in its people and business.

Q4 Operating Margin and Operating Income

•GAAP operating margin (operating income as a percentage of revenues) for the quarter was 11.6%, compared with GAAP operating margin of 14.3%, and adjusted operating margin was 15.1% compared with adjusted operating margin of 15.0% for the fourth quarter of fiscal 2024.
•GAAP operating income for the quarter decreased 13% to $2.05 billion compared with GAAP operating income of $2.35 billion, and adjusted operating income was $2.67 billion, an increase of 8% compared with adjusted operating income of $2.46 billion for the fourth quarter of fiscal 2024.

Gross margin (gross profit as a percentage of revenues) for the quarter was 31.9%, compared with 32.5% for the fourth quarter of fiscal 2024. Selling, general and administrative (SG&A) expenses for the quarter were $2.95 billion, or 16.7% of revenues, compared with $2.88 billion, or 17.5% of revenues, for the fourth quarter of fiscal 2024.
The company’s GAAP effective tax rate for the quarter was 30.1%, compared with 26.3% for the fourth quarter of fiscal 2024. The adjusted effective tax rate for the quarter was 27.9%, compared with 26.2% for the fourth quarter of fiscal 2024.
GAAP net income for the quarter was $1.45 billion, compared with $1.72 billion for the fourth quarter of fiscal 2024. Adjusted net income for the quarter was $1.94 billion, compared with $1.80 billion for the fourth quarter of fiscal 2024.

Q4 Earnings Per Share

•GAAP diluted EPS for the quarter were $2.25, a 15% decrease from $2.66 for the fourth quarter of fiscal 2024.
•Adjusted EPS for the quarter were $3.03, a 9% increase over adjusted EPS of $2.79 for the fourth quarter of fiscal 2024, which excludes $0.78 and $0.13 for business optimization costs in fiscal 2025 and 2024, respectively.

Q4 Year over Year Increase in Adjusted Earnings Per Share

Fourth Quarter Fiscal 2024 Adjusted EPS	$2.79
Higher revenue and operating results	$0.24
Higher non-operating income	$0.05
Lower share count	$0.02
Higher effective tax rate	$(0.07)
Fourth Quarter Fiscal 2025 Adjusted EPS	$3.03

Q4 FY25 Financial Review

Q4 Cash Flow

	Fourth Quarter Fiscal 2025 (in billions)	Fourth Quarter Fiscal 2024 (in billions)
Operating Cash Flow	$3.91	$3.39
Less: Property & Equipment Additions	$(0.11)	$(0.21)
Free Cash Flow	$3.81	$3.18
Amounts in table may not total due to rounding.
Days services outstanding, or DSOs, were 47 days at August 31, 2025, compared with 46 days at August 31, 2024.
Accenture’s total cash balance at August 31, 2025 was $11.5 billion, compared with $5.0 billion at August 31, 2024.

Full Year Fiscal 2025 Financial Review

Fiscal 2025 New Bookings

New bookings for fiscal 2025 were $80.62 billion, a decrease of 1% in both U.S. dollars and local currency compared with fiscal 2024, with a book-to-bill of 1.2.
•Consulting new bookings were $37.64 billion.
•Managed Services new bookings were $42.98 billion.

Fiscal 2025 Revenues

Revenues for fiscal 2025 were $69.67 billion, an increase of 7% in both U.S. dollars and local currency. There was minimal currency translation impact for fiscal 2025 compared to fiscal 2024.

Fiscal 2025 Revenues by Type of Work

	Revenues (in billions)	Increase (Decrease) from FY24
		U.S. Dollars	Local Currency
Consulting	$35.11	6%	5%
Managed Services	$34.57	9%	9%
Total	$69.67	7%	7%
Amounts in table may not total due to rounding.

Full Year Fiscal 2025 Financial Review

Fiscal 2025 Revenues by Geographic Market

	Revenues (in billions)	Increase (Decrease) from FY24
		U.S. Dollars	Local Currency
Americas[2]	$35.06	8%	9%
EMEA	$24.64	8%	6%
Asia Pacific[2]	$9.97	5%	4%
Total	$69.67	7%	7%

Fiscal 2025 Revenues by Industry Group

	Revenues (in billions)	Increase (Decrease) from FY24
		U.S. Dollars	Local Currency
Communications, Media & Technology	$11.45	6%	6%
Financial Services	$12.77	10%	10%
Health & Public Service	$14.76	7%	6%
Products	$21.20	8%	8%
Resources	$9.48	5%	5%
Total	$69.67	7%	7%
Amounts in tables may not total due to rounding.
2During the first quarter of fiscal 2025, our Latin America market unit moved from Growth Markets to North America. With this change, North America became the Americas market and Growth Markets became the Asia Pacific market. Prior period amounts have been reclassified to conform with the current period presentation.

Fiscal 2025 Operating Margin and Operating Income

•GAAP operating margin (operating income as a percentage of revenues) for fiscal 2025 was 14.7%, compared to GAAP operating margin of 14.8%, and adjusted operating margin was 15.6%, compared with adjusted operating margin of 15.5% for fiscal 2024.
•GAAP operating income for fiscal 2025 increased 7% to $10.23 billion compared with GAAP operating income of $9.60 billion, and adjusted operating income increased 8% to $10.84 billion compared with adjusted operating income of $10.03 billion for fiscal 2024.

Gross margin (gross profit as a percentage of revenues) for fiscal 2025 was 31.9% compared with 32.6% for fiscal 2024. Selling, general and administrative (SG&A) expenses for fiscal 2025 were $11.39 billion or 16.4% of revenues, compared with $11.13 billion, or 17.1% of revenues, for fiscal 2024.
The company’s GAAP annual effective tax rate for fiscal 2025 was 23.7%, compared with 23.5% in fiscal 2024. The adjusted effective tax rate for both fiscal 2025 and fiscal 2024 was 23.6%.
GAAP net income for fiscal 2025 was $7.83 billion, compared with $7.42 billion in fiscal 2024. Adjusted net income for fiscal 2025 was $8.32 billion, compared with $7.75 billion in fiscal 2024.

Full Year Fiscal 2025 Financial Review

Fiscal 2025 Earnings Per Share

•GAAP diluted EPS for fiscal 2025 were $12.15, a 6% increase over $11.44 for fiscal 2024.
•Adjusted EPS for fiscal 2025 were $12.93, an increase of 8% over adjusted EPS of $11.95 for fiscal 2024, which excludes $0.78 and $0.51 for business optimization costs in fiscal 2025 and fiscal 2024, respectively.

Fiscal 2025 Year over Year Increase in Adjusted Earnings Per Share

Fiscal 2024 Adjusted EPS	$11.95
Higher revenue and operating results	$0.97
Lower share count	$0.07
Lower effective tax rate	$0.01
Lower non-operating income	$(0.07)
Fiscal 2025 Adjusted EPS	$12.93

Fiscal 2025 Cash Flow

	Fiscal 2025 (in billions)	Fiscal 2024 (in billions)
Operating Cash Flow	$11.47	$9.13
Less: Property & Equipment Additions	$(0.60)	$(0.52)
Free Cash Flow	$10.87	$8.61

Cash Return to Shareholders
Accenture continues to return significant cash to shareholders through cash dividends and share repurchases. In fiscal 2025, the company returned $8.3 billion to shareholders, including $4.6 billion in share repurchases and $3.7 billion in cash dividends.

Dividend

•On August 15, 2025, a quarterly cash dividend of $1.48 per share was paid to shareholders of record at the close of business on July 10, 2025.
◦These cash dividend payments totaled $922 million, bringing dividend payments for the full year to $3.70 billion, compared with $3.24 billion in fiscal 2024.
•Accenture plc has declared another quarterly cash dividend of $1.63 per share for shareholders of record at the close of business on October 10, 2025.
◦This dividend, which is payable on November 14, 2025, represents a 10% increase over the company’s previous quarterly dividend.

Share Repurchase Activity

•During the fourth quarter of fiscal 2025, Accenture repurchased or redeemed 1.6 million shares for a total of $474 million, which were primarily repurchased in the open market. Total share repurchases and redemptions for the full fiscal year were 14.1 million shares for a total of $4.6 billion, including 11.9 million shares repurchased in the open market.
•Accenture’s total outstanding authority is approximately $7.9 billion, which includes $5.0 billion in additional share repurchase authority approved by the company’s Board of Directors.
•At August 31, 2025, Accenture had approximately 622 million total shares outstanding.

Business Outlook

First Quarter Fiscal 2026 Outlook

Revenues	$18.1B – $18.75B
Revenue Growth (Local Currency)	1% – 5%
Foreign-Exchange Impact on Results	approx. +1%

Full Year Fiscal 2026 Outlook
Revenue Growth (Local Currency)	2% – 5% approx. 3% – 6% excluding an estimated 1% to 1.5% impact from its U.S. federal business
Foreign-Exchange Impact on Results	approx. +2%
GAAP Operating Margin	15.3% – 15.5% 60 bps – 80 bps expansion over FY25
Adjusted Operating Margin	15.7% – 15.9% 10 bps – 30 bps expansion over adjusted FY25, excluding an estimated $250 million for business optimization costs in Q1
Annual Effective Tax Rate (GAAP and Adjusted)	23.5% – 25.5%
GAAP Diluted EPS	$13.19 – $13.57 9% – 12% increase over FY25
Adjusted EPS	$13.52 – $13.90 5% – 8% increase over adjusted FY25, excluding an estimated $0.33 per share for business optimization costs in Q1
Operating Cash Flow	$10.8B – $11.5B
Property & Equipment Additions	$1.0B
Free Cash Flow	$9.8B – $10.5B
Capital Return	at least $9.3B

Conference Call and Webcast Details
Accenture will host a conference call at 8:00 a.m. EDT today to discuss its fourth quarter and full year fiscal 2025 financial results. To participate in the teleconference, please dial +1 (877) 883-0383 [+1 (412) 317-6061 outside the U.S., Puerto Rico and Canada] and enter access code 8198897 approximately 15 minutes before the scheduled start of the call. The conference call will also be accessible live via webcast on the Investor Relations section of the Accenture website at accenture.com. A replay will be available on this website following the call.

About Accenture
Accenture is a leading global professional services company that helps the world’s leading businesses, governments and other organizations build their digital core, optimize their operations, accelerate revenue growth and enhance citizen services—creating tangible value at speed and scale. We are a talent- and innovation-led company with approximately 779,000 people serving clients in more than 120 countries. Technology is at the core of change today, and we are one of the world’s leaders in helping drive that change, with strong ecosystem relationships. We combine our strength in technology and leadership in cloud, data and AI with unmatched industry experience, functional expertise and global delivery capability. Our broad range of services, solutions and assets across Strategy & Consulting, Technology, Operations, Industry X and Song, together with our culture of shared success and commitment to creating 360° value, enable us to help our clients reinvent and build trusted, lasting relationships. We measure our success by the 360° value we create for our clients, each other, our shareholders, partners and communities. Visit us at accenture.com.

Non-GAAP Financial Information
This news release includes certain non-GAAP financial information as defined by Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, reconciliations of this non-GAAP financial information to Accenture’s financial statements as prepared under generally accepted accounting principles (GAAP) are included in this press release. Financial results “in local currency” are calculated by restating current-period activity into U.S. dollars using the comparable prior-year period’s foreign-currency exchange rates. Accenture’s management believes providing investors with this information gives additional insights into Accenture’s results of operations. While Accenture’s management believes that the non-GAAP financial measures herein are useful in evaluating Accenture’s operations, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP. Accenture provides full-year revenue guidance on a local-currency basis and not in U.S. dollars because the impact of foreign exchange rate fluctuations could vary significantly from the company’s stated assumptions.

Forward-Looking Statements
Except for the historical information and discussions contained herein, statements in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “aspires,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “positioned,” “outlook,” “goal,” “target,” and similar expressions are used to identify these forward-looking statements. These statements are not guarantees of future performance nor promises that goals or targets will be met, and involve a number of risks, uncertainties and other factors that are difficult to predict and could cause actual results to differ materially from those expressed or implied. These risks include, without limitation, risks that: Accenture’s results of operations have been, and may in the future be, adversely affected by volatile, negative or uncertain economic and geopolitical conditions and the effects of these conditions on the company’s clients’ businesses and levels of business activity; Accenture’s business depends on generating and maintaining client demand for the company’s services and solutions including through the adaptation and expansion of its services and solutions in response to ongoing changes in technology and offerings, and a significant reduction in such demand or an inability to respond to the evolving technological environment could materially affect the company’s results of operations; risks and uncertainties related to the development and use of AI could harm our business, damage our reputation or give rise to legal or regulatory action; if Accenture is unable to match people and their skills with client demand around the world and attract and retain professionals with strong leadership skills, the company’s business, the utilization rate of the company’s professionals and the company’s results of operations may be materially adversely affected; Accenture faces legal, reputational and financial risks from any failure to protect client and/or company data from security incidents or cyberattacks; the markets in which Accenture operates are highly competitive, and Accenture might not be able to compete effectively; Accenture’s ability to attract and retain business and employees may depend on its reputation in the marketplace; if Accenture does not successfully manage and develop its relationships with key ecosystem partners or fails to anticipate and establish new alliances in new technologies, the company’s results of operations could be adversely affected; Accenture’s profitability could materially suffer due to pricing pressure, if the company is unable to remain competitive, if its cost-management strategies are unsuccessful or if it experiences delivery inefficiencies or fail to satisfy certain agreed-upon targets or specific service levels; changes in Accenture’s level of taxes, as well as audits, investigations and tax proceedings, or changes in tax laws or in their interpretation or enforcement, could have a material adverse effect on the company’s effective tax rate, results of operations, cash flows and financial condition; Accenture’s results of operations could be materially adversely affected by fluctuations in foreign currency exchange rates; Accenture's debt obligations could adversely affect our business and financial condition; changes to accounting standards or in the estimates and assumptions Accenture makes in connection with the preparation of its consolidated financial statements could adversely affect its financial results; as a result of Accenture’s geographically diverse operations and our strategy to continue to grow in our key markets around the world, the company is more susceptible to certain risks; if Accenture is unable to manage the organizational challenges associated with its size, the company might be unable to achieve its business objectives; Accenture might not be successful at acquiring, investing in or integrating businesses, entering into joint ventures or divesting businesses; Accenture’s business could be materially adversely affected if the company incurs legal liability; Accenture’s work with government clients exposes the company to additional risks inherent in the government contracting environment; Accenture’s global operations expose the company to numerous and sometimes conflicting legal and regulatory requirements; if Accenture is unable to protect or enforce its intellectual property rights or if Accenture’s services or solutions infringe upon the intellectual property rights of others or the company loses its ability to utilize the intellectual property of others, its business could be adversely affected; Accenture may be subject to criticism and negative publicity related to its incorporation in Ireland; as well as the risks, uncertainties and other factors discussed under the “Risk Factors” heading in Accenture plc’s most recent Annual Report on Form 10-K, as updated in Item 1A, “Risk Factors” in its Quarterly Report on Form 10-Q for the second quarter of fiscal 2025, and other documents filed with or furnished to the Securities and Exchange Commission. In addition, the timing and amount of costs related to our business optimization actions and the nature and extent of benefits realized from such actions are subject to uncertainties and other factors, including local country consultation processes and regulations, and may differ from our current expectations and estimates. Statements in this news release speak only as of the date they were made, and Accenture undertakes no duty to update any forward-looking statements made in this news release or to conform such statements to actual results or changes in Accenture’s expectations.

Rachel Frey Accenture Media Relations +1 917 452 4421 rachel.frey@accenture.com	Alexia Quadrani Accenture Investor Relations +1 917 452 8542 alexia.quadrani@accenture.com

Accenture plc
Consolidated Income Statements
(In thousands of U.S. dollars, except share and per share amounts)
(Unaudited)

	Three Months Ended				Year Ended
	August 31, 2025	% of Revenues	August 31, 2024	% of Revenues	August 31, 2025	% of Revenues	August 31, 2024	% of Revenues
REVENUES:
Revenues	$17,596,260	100.0%	$16,405,819	100.0%	$69,672,977	100.0%	$64,896,464	100.0%
OPERATING EXPENSES:
Cost of services	11,985,326	68.1%	11,068,363	67.5%	47,437,576	68.1%	43,734,147	67.4%
Sales and marketing	1,793,056	10.2%	1,755,272	10.7%	7,043,445	10.1%	6,846,714	10.6%
General and administrative costs	1,152,863	6.6%	1,122,569	6.8%	4,350,968	6.2%	4,281,316	6.6%
Business optimization costs	615,324	3.5%	105,947	0.6%	615,324	0.9%	438,440	0.7%
Total operating expenses	15,546,569		14,052,151		59,447,313		55,300,617
OPERATING INCOME	2,049,691	11.6%	2,353,668	14.3%	10,225,664	14.7%	9,595,847	14.8%
Interest income	105,197		51,317		336,324		272,256
Interest expense	(66,243)		(22,835)		(228,555)		(58,969)
Other income (expense), net	(13,410)		(49,589)		(63,040)		(109,811)
INCOME BEFORE INCOME TAXES	2,075,235	11.8%	2,332,561	14.2%	10,270,393	14.7%	9,699,323	14.9%
Income tax expense	625,429		613,895		2,437,993		2,280,126
NET INCOME	1,449,806	8.2%	1,718,666	10.5%	7,832,400	11.2%	7,419,197	11.4%
Net income attributable to noncontrolling interest in Accenture Canada Holdings Inc.	(1,326)		(1,606)		(7,240)		(7,198)
Net income attributable to noncontrolling interests – other (1)	(34,517)		(32,759)		(146,727)		(147,212)
NET INCOME ATTRIBUTABLE TO ACCENTURE PLC	$1,413,963	8.0%	$1,684,301	10.3%	$7,678,433	11.0%	$7,264,787	11.2%
CALCULATION OF EARNINGS PER SHARE:
Net income attributable to Accenture plc	$1,413,963		$1,684,301		$7,678,433		$7,264,787
Net income attributable to noncontrolling interest in Accenture Canada Holdings Inc. (2)	1,326		1,606		7,240		7,198
Net income for diluted earnings per share calculation	$1,415,289		$1,685,907		$7,685,673		$7,271,985
WEIGHTED AVERAGE SHARES:
Basic	622,635,814		626,122,298		624,891,649		627,852,613
Diluted	629,418,129		633,883,494		632,435,108		635,940,044
EARNINGS PER SHARE:
Basic	$2.27		$2.69		$12.29		$11.57
Diluted	$2.25		$2.66		$12.15		$11.44
Cash dividends per share	$1.48		$1.29		$5.92		$5.16
(1)Comprised primarily of noncontrolling interest attributable to the noncontrolling shareholders of Avanade, Inc.
(2)Diluted earnings per share assumes the exchange of all Accenture Canada Holdings Inc. exchangeable shares for Accenture plc Class A ordinary shares on a one-for-one basis. The income effect does not take into account “Net income attributable to noncontrolling interests — other,” since those shares are not redeemable or exchangeable for Accenture plc Class A ordinary shares.

Accenture plc
Summary of Revenues
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended		Percent Increase (Decrease) U.S. Dollars	Percent Increase (Decrease) Local Currency
	August 31, 2025	August 31, 2024
GEOGRAPHIC MARKETS
Americas (1)	$8,804,391	$8,423,447	5%	5%
EMEA	6,196,281	5,638,763	10	3
Asia Pacific (1)	2,595,588	2,343,609	11	6
Total Revenues	$17,596,260	$16,405,819	7%	4.5%
INDUSTRY GROUPS
Communications, Media & Technology	$2,953,957	$2,750,513	7%	5%
Financial Services	3,315,700	2,872,964	15	12
Health & Public Service	3,563,632	3,613,865	(1)	(3)
Products	5,376,132	4,948,907	9	5
Resources	2,386,839	2,219,570	8	5
Total Revenues	$17,596,260	$16,405,819	7%	4.5%
TYPE OF WORK
Consulting	$8,772,265	$8,260,395	6%	3%
Managed Services	8,823,995	8,145,424	8	6
Total Revenues	$17,596,260	$16,405,819	7%	4.5%

	Year Ended		Percent Increase (Decrease) U.S. Dollars	Percent Increase (Decrease) Local Currency
	August 31, 2025	August 31, 2024
GEOGRAPHIC MARKETS
Americas (1)	$35,056,715	$32,552,489	8%	9%
EMEA	24,643,957	22,817,879	8	6
Asia Pacific (1)	9,972,305	9,526,096	5	4
Total Revenues	$69,672,977	$64,896,464	7%	7%
INDUSTRY GROUPS
Communications, Media & Technology	$11,453,982	$10,837,174	6%	6%
Financial Services	12,773,856	11,610,225	10	10
Health & Public Service	14,762,837	13,840,634	7	6
Products	21,197,397	19,554,154	8	8
Resources	9,484,905	9,054,277	5	5
Total Revenues	$69,672,977	$64,896,464	7%	7%
TYPE OF WORK
Consulting	$35,106,786	$33,195,104	6%	5%
Managed Services	34,566,191	31,701,360	9	9
Total Revenues	$69,672,977	$64,896,464	7%	7%
(1)During the first quarter of fiscal 2025, our Latin America market unit moved from Growth Markets to North America. With this change, North America became the Americas market and Growth Markets became the Asia Pacific market. Prior period amounts have been reclassified to conform with the current period presentation.

Accenture plc
Operating Income by Geographic Market
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended
	August 31, 2025		August 31, 2024
	Operating Income	Operating Margin	Operating Income	Operating Margin	Increase (Decrease)
Americas (1)	$987,032	11%	$1,295,736	15%	$(308,704)
EMEA	662,688	11	701,138	12	(38,450)
Asia Pacific (1)	399,971	15	356,794	15	43,177
Total Operating Income	$2,049,691	11.6%	$2,353,668	14.3%	$(303,977)

	Year Ended
	August 31, 2025		August 31, 2024
	Operating Income	Operating Margin	Operating Income	Operating Margin	Increase (Decrease)
Americas (1)	$5,324,339	15%	$5,079,651	16%	$244,688
EMEA	3,090,993	13	2,803,610	12	287,383
Asia Pacific (1)	1,810,332	18	1,712,586	18	97,746
Total Operating Income	$10,225,664	14.7%	$9,595,847	14.8%	$629,817
(1)During the first quarter of fiscal 2025, our Latin America market unit moved from Growth Markets to North America. With this change, North America became the Americas market and Growth Markets became the Asia Pacific market. Prior period amounts have been reclassified to conform with the current period presentation.

Accenture plc
Reconciliation of Operating Income, as Reported (GAAP) to Operating Income as Adjusted (Non-GAAP)
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended
	August 31, 2025				August 31, 2024
	As Reported (GAAP)	Business Optimization (1)	Adjusted (Non-GAAP)	Operating Margin (Non-GAAP)	As Reported (GAAP)	Business Optimization (2)	Adjusted (Non-GAAP)	Operating Margin (Non-GAAP)
Americas (3)	$987,032	$420,469	$1,407,501	16%	$1,295,736	$24,825	$1,320,561	16%
EMEA	662,688	131,980	794,668	13	701,138	17,422	718,560	13
Asia Pacific (3)	399,971	62,875	462,846	18	356,794	63,700	420,494	18
Total Operating Income	$2,049,691	$615,324	$2,665,015	15.1%	$2,353,668	$105,947	$2,459,615	15.0%

	Year Ended
	August 31, 2025				August 31, 2024
	As Reported (GAAP)	Business Optimization (1)	Adjusted (Non-GAAP)	Operating Margin (Non-GAAP)	As Reported (GAAP)	Business Optimization (2)	Adjusted (Non-GAAP)	Operating Margin (Non-GAAP)
Americas (3)	$5,324,339	$420,469	$5,744,808	16%	$5,079,651	$83,201	$5,162,852	16%
EMEA	3,090,993	131,980	3,222,973	13	2,803,610	248,724	3,052,334	13
Asia Pacific (3)	1,810,332	62,875	1,873,207	19	1,712,586	106,515	1,819,101	19
Total Operating Income	$10,225,664	$615,324	$10,840,988	15.6%	$9,595,847	$438,440	$10,034,287	15.5%
(1)Costs recorded in connection with business optimization actions initiated in fiscal 2025, including $344 million for employee severance and $271 million for asset impairments primarily related to the divestiture of two acquisitions in the Americas.
(2)Costs recorded in connection with business optimization actions initiated in fiscal 2023 and completed in fiscal 2024, primarily for employee severance.
(3)During the first quarter of fiscal 2025, our Latin America market unit moved from Growth Markets to North America. With this change, North America became the Americas market and Growth Markets became the Asia Pacific market. Prior period amounts have been reclassified to conform with the current period presentation.

Accenture plc
Reconciliation of Net Income and Diluted Earnings Per Share, as Reported (GAAP), to Net Income and Diluted Earnings Per Share, as Adjusted (Non-GAAP)
(In thousands of U.S. dollars, except per share amounts)
(Unaudited)

	Three Months Ended
	August 31, 2025			August 31, 2024
	As Reported (GAAP)	Business Optimization (1)	Adjusted (Non-GAAP)	As Reported (GAAP)	Business Optimization (2)	Adjusted (Non-GAAP)
Operating Income	$2,049,691	$615,324	$2,665,015	$2,353,668	$105,947	$2,459,615
Operating Margin	11.6%	3.5%	15.1%	14.3%	0.7%	15.0%

Income before income taxes	2,075,235	615,324	2,690,559	2,332,561	105,947	2,438,508
Income tax expense	625,429	125,913	751,342	613,895	25,644	639,539
Net Income	$1,449,806	$489,411	$1,939,217	$1,718,666	$80,303	$1,798,969
Effective tax rate	30.1%	20.5%	27.9%	26.3%	24.2%	26.2%
Diluted earnings per share (3)	$2.25	$0.78	$3.03	$2.66	$0.13	$2.79

	Year Ended
	August 31, 2025			August 31, 2024
	As Reported (GAAP)	Business Optimization (1)	Adjusted (Non-GAAP)	As Reported (GAAP)	Business Optimization (2)	Adjusted (Non-GAAP)
Operating Income	$10,225,664	$615,324	$10,840,988	$9,595,847	$438,440	$10,034,287
Operating Margin	14.7%	0.9%	15.6%	14.8%	0.7%	15.5%

Income before income taxes	10,270,393	615,324	10,885,717	9,699,323	438,440	10,137,763
Income tax expense	2,437,993	125,913	2,563,906	2,280,126	111,350	2,391,476
Net Income	$7,832,400	$489,411	$8,321,811	$7,419,197	$327,090	$7,746,287
Effective tax rate	23.7%	20.5%	23.6%	23.5%	25.4%	23.6%
Diluted earnings per share (3)	$12.15	$0.78	$12.93	$11.44	$0.51	$11.95
(1)Costs recorded in connection with business optimization actions initiated in fiscal 2025, including $344 million for employee severance and $271 million for asset impairments primarily related to the divestiture of two acquisitions in the Americas.
(2)Costs recorded in connection with business optimization actions initiated in fiscal 2023 and completed in fiscal 2024, primarily for employee severance.
(3)The impact of business optimization costs on diluted earnings per share is presented net of related taxes. The income tax effect was negative $0.20 and negative $0.04 for the three months ended August 31, 2025 and August 31, 2024, respectively, and negative $0.20 and negative $0.18 for the fiscal year ended August 31, 2025 and August 31, 2024, respectively. This includes both the current and deferred income tax impact and was calculated by using the relevant tax rate of the country where the costs were recorded.

Accenture plc
Consolidated Balance Sheets
(In thousands of U.S. dollars)

	August 31, 2025	August 31, 2024
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$11,478,729	$5,004,469
Short-term investments	5,945	5,396
Receivables and contract assets	14,985,073	13,664,847
Other current assets	2,430,942	2,183,069
Total current assets	28,900,689	20,857,781
NON-CURRENT ASSETS:
Contract assets	180,362	120,260
Investments	721,260	334,664
Property and equipment, net	1,566,374	1,521,119
Lease assets	2,740,321	2,757,396
Goodwill	22,536,416	21,120,179
Other non-current assets	8,749,475	9,220,964
Total non-current assets	36,494,208	35,074,582
TOTAL ASSETS	$65,394,897	$55,932,363
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and bank borrowings	$114,484	$946,229
Accounts payable	2,695,589	2,743,807
Deferred revenues	6,073,170	5,174,923
Accrued payroll and related benefits	8,084,214	7,050,833
Lease liabilities	729,003	726,202
Other accrued liabilities	2,655,637	2,334,133
Total current liabilities	20,352,097	18,976,127
NON-CURRENT LIABILITIES:
Long-term debt	5,034,169	78,628
Lease liabilities	2,305,210	2,369,490
Other non-current liabilities	5,462,454	5,339,870
Total non-current liabilities	12,801,833	7,787,988
Total Accenture plc shareholders’ equity	31,195,446	28,288,646
Noncontrolling interest	1,045,521	879,602
Total Shareholders' Equity	32,240,967	29,168,248
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$65,394,897	$55,932,363

Accenture plc
Consolidated Cash Flows Statements
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended		Year Ended
	August 31, 2025	August 31, 2024	August 31, 2025	August 31, 2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,449,806	$1,718,666	$7,832,400	$7,419,197
Depreciation, amortization and other	758,932	596,405	2,441,594	2,168,038
Share-based compensation expense	439,547	402,788	2,093,878	1,941,590
Change in assets and liabilities/other, net	1,265,862	671,572	(893,473)	(2,397,798)
Net cash provided by (used in) operating activities	3,914,147	3,389,431	11,474,399	9,131,027
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(107,915)	(213,636)	(600,039)	(516,509)
Purchases of businesses and investments, net of cash acquired	(681,760)	(1,343,522)	(1,471,255)	(6,582,702)
Proceeds from the sale of businesses and investments, net of cash transferred	14,086	7,816	36,834	28,721
Other investing, net	4,299	2,168	14,810	8,672
Net cash provided by (used in) investing activities	(771,290)	(1,547,174)	(2,019,650)	(7,061,818)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of ordinary shares	156,110	150,808	1,353,753	1,418,131
Purchases of shares	(473,888)	(628,430)	(4,619,497)	(4,524,646)
Proceeds from (repayments of) debt, net	—	(671,246)	4,129,200	827,787
Cash dividends paid	(921,725)	(807,869)	(3,700,169)	(3,241,479)
Other financing, net	(35,571)	(472,213)	(111,621)	(543,301)
Net cash provided by (used in) financing activities	(1,275,074)	(2,428,950)	(2,948,334)	(6,063,508)
Effect of exchange rate changes on cash and cash equivalents	(20,661)	53,945	(32,155)	(46,264)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,847,122	(532,748)	6,474,260	(4,040,563)
CASH AND CASH EQUIVALENTS, beginning of period	9,631,607	5,537,217	5,004,469	9,045,032
CASH AND CASH EQUIVALENTS, end of period	$11,478,729	$5,004,469	$11,478,729	$5,004,469